Exhibit 23.06
                                         _____________

Drs. Siddharta & Siddharta
a member firm of
Coopers & Lybrand (International)




Ref. No.: L-120294/TS


Freeport McMoRan Copper & Gold Inc.
1615 Poydras Street
New Orleans, LA  70112
USA


Gentlemen,


                        Consent
                        _______

         We hereby consent to the reference to our firm under the caption "Taxation" in the Registration
Statement dated today relating to the $120,000,000
Senior Notes to be issued by P.T. ALatieF Freeport
Finance Company B.V.



Yours faithfully,
Drs. Siddharta & Siddharta
Registered Public Accountants

/s/ Istama T. Siddharta

Drs. Istama T. Siddharta
________________________
Managing Partner